EXHIBIT 10.12

                              CONSULTANT AGREEMENT

         This Agreement is made and entered into as of the 17th day of November, 2004 between Sunset Brands, Inc. and CEOcast, Inc. (the "Consultant")

              In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Purpose. The Company hereby employs the Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

         2. Term. This Agreement shall be effective for a one-year period (the "Term") commencing on the date hereof but may be terminated by the Company for any reason upon at least thirty (30) days prior written notice.

         3. Duties of Consultant. During the term of this Agreement, the Consultant shall provide to the Company those services outlined in Exhibit A. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the Consultant: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making. Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

         4. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company's behalf. The Company shall immediately pay such expenses upon the presentation of invoices. Consultant shall not incur (i) any travel expenses or (ii) more than $500 in other expenses, without the express written authorization of the Company.

         5. Compensation. For services to be rendered by the Consultant hereunder, the Consultant shall receive from the Company upon the signing of the Agreement: (a) $15,000 (the "Retainer), which shall represent the first and last month's payment under the Agreement and 70,000 shares of the Company's fully-paid, non-assessable common stock ("Common Stock"). In addition, the Company shall pay Consultant $7,500 on or before the 17th day of each month during the term of this Agreement, excluding the final month. Company shall also pay Consultant's Expenses as outlined in Section 4 promptly. Company shall grant Consultant, or its designee, "piggyback" registration rights, which shall entitle Consultant or its designee to register its shares in connection with the Company's next registration of securities for which Consultant's Common Stock is eligible to be registered, at Company's expense; provided, however, that no such registration shall be required after one year from the date of grant so long as the Company provides, at Company's expense, a legal opinion which will allow Consultant or its designee to register for sale its Common Stock under Rule 144. In the event that this Agreement is terminated by the Company prior to the expiration of the initial one year term, the Company shall not be required to make any monthly payment for any period following the date of such termination.

         6. Further Agreements. Because of the nature of the services being provided by Consultant hereunder, Consultant acknowledges that if it may receive access to Confidential Information (as defined in Section 6 hereof ) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interest of the Company. Because of the uniqueness of this

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              relationship, the Consultant covenants and agrees that, with respect to the Common Stock that it receives. Consultant shall, at all times that it is the beneficial owner of such shares, vote such shares on all matters coming before it as a stockholder of the Company in the same manner as the majority of the Board of Directors of the Company shall recommend or if no such recommendation is made, shall not vote with respect to such matters.

         7. Confidentiality. Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the "Confidential Financial Information"), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information").

              Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. Consultant shall also refrain from disclosing any such Confidential Information to any third parties. Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information. Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

              Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure. Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

         8. Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         9. Governing Law; Venue; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court in the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens. to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby

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              waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

         10. Independent Relationship. It is mutually understood and agreed that the relationship between the parties under this Agreement is not an employment relationship and that the Consultant is acting and performing services at all times as an independent contractor. Each party shall be solely responsible for and shall be in compliance with all state and federal laws pertaining to employment taxes, income taxes, unemployment compensation contributions, and other employment related statutes.

         11. Representations, Warranties and Covenants of Consultant. Consultant represents, warrants and covenants that (i) it has all licenses and permits required to be held by it or its personnel under applicable law in order to render the services contemplated by this Agreement, (ii) in rendering the services contemplated by this Agreement, it will comply with all applicable state and federal laws and regulations, including all applicable anti-spamming and similar laws and regulations, and (iii) will indemnify, defend and hold harmless the Company and its officers, directors, agents and affiliates from and against any loss, damage or liability (including reasonable attorneys fees and costs) resulting from a breach by Consultant of any of the material terms or provisions of this Agreement.

         12.  Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at its executive offices as set forth in its latest public filings with the Securities and Exchange Commission, Attention: Chief Executive Officer, or if to Consultant, addressed to it at CEOcast, Inc., 55 John Street, 11th Floor, New York, New York 10038, Attention: Administrator, facsimile number: (212) 732-1131, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

         (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

         (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (d) This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                                 SUNSET BRANDS, INC.


                                                 By: /s/ TODD SANDERS
                                                    ----------------------------

                                                    CEOCAST, INC.


                                                 By: /s/ JEFFERY SLOTT
                                                    ----------------------------





























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                                    EXHIBIT A

               1. Non-deal road show including meetings with brokers, fund managers and sells-side analysts.
               2. Company featured on the Home Page of CEOcast Internet site for one week.
               3. The writing and distribution of press releases to over 275,000 opt-in consumer products investors.
               4. Company covered in CEOcast weekly newsletter.
               5. Calls to 200 brokers on each news release.
               6. Interviews on ceocast.com web site as desired with distribution to over 275,000 opt-in consumer products investors.
               7. Investor line to handle call volume.
               8. Strategic advice, including technical analysis to ensure that press release distribution and other dissemination of news releases generates the maximum impact.
               9. Maintenance of company databases.
               10. Market surveillance.

               Notwithstanding anything to the contrary contained in this Exhibit A or the Agreement of which this Exhibit A is a part, Consultant shall not issue any press release or otherwise distribute information regarding the Company without prior approval of the form and content of such information.
























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